UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tonix Pharmaceuticals Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	20-1434750
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 306

New York, New York 10022

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act. None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
Title of class

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.001 per share, of Tonix Pharmaceuticals Holding Corp. (the “Registrant”). The description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-180964), as filed with the Securities and Exchange Commission on April 26, 2012, as amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.01	Share Exchange Agreement, dated as of October 7, 2011 by and among Tamandare Explorations Inc., David J. Moss, Tonix Pharmaceuticals, Inc. and the shareholders of Tonix Pharmaceuticals, Inc. filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2011 and incorporated herein by reference.

3.01	Articles of Incorporation, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on April 9, 2008 and incorporated herein by reference.

3.02	Articles of Merger between Tamandare Explorations Inc. and Tonix Pharmaceuticals Holding Corp., effective October 11, 2011, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on October 17, 2011 and incorporated herein by reference.

3.03	Amended and Restated Bylaws, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 23, 2012 and incorporated herein by reference.

3.04	Certificate of Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on May 2, 2012, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2012 and incorporated herein by reference.

10.01	Form of Class A Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on January 23, 2012 and incorporated herein by reference.

10.02	Form of Class B Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on January 23, 2012 and incorporated herein by reference.

10.03	Form of Class A Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 5, 2012 and incorporated herein by reference.

10.04	Form of Class B Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 5, 2012 and incorporated herein by reference.

10.05	Form of Class A Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 27, 2012 and incorporated herein by reference.

10.06	Form of Class B Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 27, 2012 and incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 14, 2013	TONIX PHARMACEUTICALS HOLDING CORP.

	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer

3